                                                                    EXHIBIT 4.33

             CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 24B-2

    CERTAIN PORTIONS, INDICATED BY [*****], OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO RULE 24b-2 OF THE SECURITIES ACT OF 1934. THE OMITTED MATERIALS
     HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                         TECHNOLOGY PARTNERSHIPS CANADA

                   SOFTWARE DEFINED RADIO FOR DEFENCE PURPOSES

This Agreement made

Between: HER MAJESTY THE QUEEN IN RIGHT OF CANADA as represented by the Minister of Industry

                             (hereinafter referred to as "the MINISTER")

AND: SPECTRUM SIGNAL PROCESSING INC., a corporation duly incorporated under the laws of British Columbia, having its head office located at 200-2700 Production Way, Burnaby, British Columbia, (hereinafter referred to as "the PROPONENT")

WHEREAS in a context in which innovation is essential in an increasingly knowledge-based economy, the minister is charged with the achievement of Canada's objectives of increase economic growth, creating jobs and wealth, and supporting sustainable development; and

WHEREAS the Technology Partnerships Canada ("TPC") Program is specifically designed to promote the above objectives by means of strategically investing in research, development and innovation in order to encourage private sector investment, and so maintain and grow the technology base and technological capabilities of Canadian industry throughout the country; and

WHEREAS the Minister agrees to make a TPC investment in the Proponent's project described in this Agreement, considering that:

a) The project will enhance Canadian technological capability in software defined radio;

b) The new technologies and resulting products are expected to offer significant performance advantages over existing communications technologies;

c) The resulting products are expected to contribute to meeting a growing demand for high performance military communications products; and

                                                             FILE NO. 710-487968

d) The project is expected to generate significant jobs and leverage additional R&D activity in Canada;

AND WHEREAS the entering into this Agreement is not contingent upon any export performance on the part of the Proponent.

NOW, THEREFORE, in consideration of their respective obligations set out below, the parties hereto agree as follows.

ARTICLE 1 - Deadline for receipt of signed agreement

1.1 This Agreement must be signed by the Proponent and received by the Minister within thirty (30) days of its signature on behalf of the Minister, failing which it will be null and void.

ARTICLE 2 - DOCUMENTS FORMING PART OF THIS AGREEMENT

2.1               The following documents form an integral part of this
         Agreement:

                  These Articles of Agreement
                  Schedule 1 - TPC General Conditions
                  Schedule 2 - The Project
                  Schedule 3 - Claims and TPC Project Cost Principles
                  Schedule 4 - Contractual Benefits
                  Schedule 5 - Reporting Requirements
                  Schedule 6 - Project Fact Sheet for News release

2.2 In the event of conflict or inconsistency, the order of precedence amongst the documents forming part of this Agreement shall be:

                  These Articles of Agreement,
                  Schedule 1 - General Conditions
                  Schedule 2 - The Project
                  Other Schedules

ARTICLE 3 - THE PROPONENT'S OBLIGATIONS

3.1 The Proponent will carry out the Software Defined Radio for Defense Purposes Project ("the "PROJECT") as described in Schedule 2, will make claims in accordance with Schedule 3, will provide the benefits mentioned in Schedule 4, will issue the reports required under
         Schedule 5 and will fulfil all of its other obligations hereunder, in a diligent and professional manner using qualified personnel.

3.2 The Proponent shall ensure that the Project is completed on or before December 31, 2006 ("PROJECT COMPLETION DATE"), unless otherwise agreed to in writing by the Minister.

                                                             FILE NO. 710-487968

ARTICLE 4 - THE CONTRIBUTION

4.1 Subject to all the other provisions of this Agreement, the Minister will make a Contribution to the Proponent in respect of the Project, of the lesser of:

         (a)      25% of the Eligible Costs; and

         (b)      $8,299,616

4.2 The Minister will not contribute to any Eligible Costs incurred by the Proponent prior to June 19, 2003 nor after the Project Completion Date, unless otherwise agreed to in writing by the Minister.

ARTICLE 5 - ENVIRONMENTAL ASSESSMENT

5.1 The Minister has assessed the Project under Canadian Environmental Assessment Act and is satisfied that any potentially adverse environmental effects that may be caused by the Project are insignificant.

ARTICLE 6 - OTHER GOVERNMENT ASSISTANCE

6.1 The Proponent hereby acknowledges that, except for scientific research and experimental development tax credits, deductions or allowances, no other federal, provincial or municipal government financial assistance other than that described below has been requested or received by the Proponent for the Eligible Costs of the Project.

Federal           $ 0.0
Provincial        $ 0.0
Municipal         $ 0.0
                  -----
Total             $ 0.0

6.2 The Proponent will inform the Minister promptly in writing of any other federal, provincial or municipal government assistance (except for scientific research and experimental development tax credits, deductions or allowances) to be received for the Eligible Costs of the Project and the Minister will have the right to reduce the Contribution under this Agreement to the extent of any such assistance.

ARTICLE 7 - ADDRESSES

7.1               Any notice to the Minister will be addressed to:

                  Director, Aerospace & Defence Directorate
                  Technology Partnerships Canada

                                                             FILE NO. 710-487968

                  10th Floor
                  300 Slater Street
                  Ottawa, Ontario K1A 0C8

                  Fax No: (613) 954-9117

7.2               Any notice to the Proponent will be addressed to:

                  Spectrum Signal Processing Inc.
                  200-2700 Production Way
                  Burnaby, British Columbia
                  V5A 4X1

                  Fax No: (604) 421-1764

ARTICLE 8 - SPECIAL CONDITIONS

8.1               ALTERNATE DISPUTE RESOLUTION

         If a dispute arises concerning the application or interpretation of this Agreement, the parties will attempt to resolve the matter through good faith negotiation, and may, if necessary and the parties consent in writing, resolve the matter through mediation by a mutually acceptable mediator or arbitration in accordance with the Commercial Arbitration Code set out in the schedule to the Commercial Arbitration Act (Canada), and all regulations made pursuant to that Act.

8.2               CONDITIONS PRECEDENT - EVIDENCE OF FINANCING

         Spectrum shall demonstrate, by 31 March 2004, that the company has maintained the financial means and intent to complete this project. Proof of access to a minimum of $5 million working capital or in the event of a change in control of the company an equivalent financial guarantee by the parent company, combined with a reaffirmation in writing of the intent to complete the project in accordance with the terms of the agreement shall constitute a satisfactory demonstration. In the event that satisfactory demonstration is not achieved, TPC will make payment on claims submitted by Spectrum for eligible costs incurred up to and including 31 March 2004 after which TPC's funding obligation will cease until such time as the company provides satisfactory evidence of financing. In the event that the company is unable to provide satisfactory evidence of financing before 30 September 2004, the agreement will terminate on September 30, 2004 or earlier, upon the issuance of a letter, from the Minister, informing that in his or her sole opinion, Spectrum has not provided satisfactory evidence of financing.

8.3               REQUIRED GOVERNMENT APPROVALS

         All payments to be made by the Minister to the Proponent, pursuant to this Agreement, on or after December 31, 2005 are subject to the required

                                                             FILE NO. 710-487968

         Governmental approvals, including Treasury Board. In the event that the Minister is prevented from disbursing the full amount of the Contribution, the Parties agree to review the effects of such a shortfall in the Contribution on the implementation of the Agreement and to adjust, as appropriate, the Contractual Benefits specified therein.

8.4               VISIBILITY PROTOCOL

         (a) The following sub-articles concerning public announcements by the Proponent as well as the obligations set-out in Article 10 of the General Terms and Conditions are Material Undertakings under this Agreement:

                  (i) The Proponent shall obtain the prior consent of the Minister prior to mentioning TPC in any of its public statements. The Proponent shall mention TPC (name and logo) in its promotional activities, in its publicities and in its public relations when it mentions the Project. A qualifying statement shall be added to underscore the importance of the TPC contribution.

                  (ii) The Proponent shall invite representatives of TPC to be present at public activities involving the Project and shall inform the public of TPC's collaboration in the Project.

         (b) For information purposes, the following Government of Canada URL provides protocol guidelines for use when planning public ceremonies related to the Project:

                <http://pch.gc.ca/progs/cpsc-ccsp/pe/index_e.cfm>

ARTICLE 9 - ENTIRE AGREEMENT

                                                             FILE NO. 710-487968

IN WITNESS WHEREOF the parties hereto have executed this Agreement through duly authorized representatives.

HER MAJESTY THE QUEEN IN RIGHT OF CANADA, as represented by the Minister of Industry

Per:  /s/ Jeff Parker                                   16/03/04
    ------------------------------------------            Date
      Technology Partnerships Canada (TPC)

      Jeff Parker - Executive Director, TPC

SPECTRUM SIGNAL PROCESSING INC.

Per:  /s/ Brent Flichel                               March 16, 2004
    ------------------------------------------            Date
      BRENT FLICHEL
      Chief Financial Officer
      Name & Title

                                                             FILE NO. 710-487968

                       SCHEDULE 1 - TPC GENERAL CONDITIONS

                                TABLE OF CONTENTS

1.       DEFINITIONS

Agreement
Background Intellectual Property
Contribution
Eligible Costs
Fiscal Year
Intellectual Property
Interest Rate
Project
Project Completion Date
Schedule
Statement of work

2.       MATERIAL CHANGES

3.       DISPOSAL OF ASSETS

4.       CLAIMS FOR PAYMENT

         4.1      Payment of Claims

         4.2      Hold-back Rights

         4.3      Overpayment by Minister

         4.4      Set-off Rights of Minister

5.       MONITORING

         5.1      Ministers Right to Audit Accounts and Records

         5.2      Access to Premises

         5.3      Access to Third-party Information

6.       REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

         6.1      Power and Authority of Proponent

         6.2      Authorized Signatories

         6.3      Binding Obligations

         6.4      No Pending Suits or Actions

         6.5      No Gifts or Inducements

         6.6      Intellectual Property

         6.7      Compliance with Environmental Protection Requirements

         6.8      Other Agreements

         6.9      Dividend Restriction

         6.10     Other Financing

         6.11     Lobbyist Act

7.       TERM OF AGREEMENT

         7.1      Contractual Benefits

         7.2      Advance Payment

         7.3      Audit

8.       DEFAULT AND RECOVERY

         8.1      Events of Default

         8.2      Remedies on Default

         8.3      Remedies Fair and Reasonable

         8.4      No Waiver

9.       FORCE MAJEURE

         9.1      Event of Force Majeure

         9.2      Definition of Force Majeure

10.      ANNOUNCEMENTS

         10.1     Consent to Public Announcement

         10.2     Confidentiality Obligation

         10.3     Reporting under Security Laws

11.      NOTICE

         11.1     Form and Timing of Notice

         11.2     Change of Address

12.      COMPLIANCE WITH LAWS

13.      MEMBERS OF PARLIAMENT

14.      ANNUAL APPROPRIATIONS

         14.1     Parliamentary Allocation

         14.2     Lack of Appropriation

15.      CONFIDENTIALITY

         15.1     Consent Required

         15.2     International Dispute

         15.3     Financing and Licensing

16.      CONSENT OF THE MINISTER

17.      NO ASSIGNMENT OF AGREEMENT

18.      COMPLIANCE WITH POST-EMPLOYMENT PROVISIONS

19.      CONTRIBUTION AGREEMENT ONLY

20.      BINDING AGREEMENT

21.      SEVERABILITY

22.      APPLICABLE LAW

23.      SIGNATURE IN COUNTERPARTS

                                                             FILE NO. 710-487968

                            SCHEDULE 2 - THE PROJECT

                             STATEMENT OF WORK (SOW)

1.01     DESCRIPTION OF THE WORK

      This project, Software Defined Radio for Defence Purposes, is focused on developing new technologies to enable the implementation of software definable reconfigurable RF signal processing platforms for use in aerospace and defence applications.

      The key enabler of 'software define-ability' in a Software Defined Radio
      (SDR) rests in the signal processing heart of the radio and it is the creative implementation of this processing heart that is the focus of this project. Making SDR a reality involves significant advances in communications signal processing, software algorithms, software tools, Field Programmable Gate Array (FPGA) software, communications fabrics and Digital Signal Processor (DSP) system design. Spectrum's R&D program pursues next generation advances in all of these disciplines which, combined, will allow us to produce the sophisticated technology necessary to implement SDR.

                  THE OBJECTIVES OF THE PROJECT ARE TO DEVELOP:

         - SDR hardware with enhanced scalability, modularity and heterogeneity (supporting additional processor types);

         -        Broad analog and digital input/output capability for SDR

         - Application support, including signal processing algorithms and tools, libraries, tools, operating systems, the Software Communications Architecture (SCA), communications fabrics, development of front/back-end interfaces; and,

         -        [*****]

      THE ULTIMATE GOAL OF THIS PROJECT IS TO DEVELOP A PORTFOLIO OF HARDWARE AND SOFTWARE BUILDING BLOCKS FOR SOFTWARE DEFINED RADIO, WHICH IS OPTIMAL FOR THE DEFENCE MARKET AND CAN BE LEVERAGED INTO COMMERCIAL APPLICATIONS AS THAT MARKET MATURES.

2.0      DESCRIPTION OF MAJOR ACTIVITIES AND MILESTONES

      The major activities, which constitute this project, are research and development of:

         -        PERFORMANCE. This includes:

                  -        New and more powerful processors including FPGAs;

                  - Adding further configurability such as more choice of processor types;

                  -        Reduced electrical power needs; and,

                  -        Reduced cost for a given performance.

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

         -        I/O. This includes:

                  -        Faster analog I/O;

                  -        Adding digital I/O interfaces such as Fibrechannel;
                           and,

                  -        Enabling our customers to create their own I/O.

         -        APPLICATION SUPPORT. This includes:

                  -        Signal processing algorithms and tools;

                  -        Hardware abstraction tools (quicComm);

                  -        Real-time operating system (RTOS) independence;

                  -        Application abstraction tools (e.g., SCA); and,

                  - Demonstrating and benchmarking the SDR design for defence applications.

         -        [*****]

         Spectrum subscribes to a diligent R&D approval process that is aimed at prioritizing and committing to R&D activities in a timeframe that minimizes market risk. In order to consider an R&D activity, there must be strategic fit, economic opportunity and validation of market demand. [*****]

         [*****]

         All R&D activities will be conducted at the company's facility in Burnaby, British Columbia, with the exception that some subcontracting work may be done at the subcontractor's premises. All subcontracting work will be performed by Canadian companies unless suitable domestic capability does not exist.

1.1      MAJOR ACTIVITY 1: PERFORMANCE

         [*****]

         -        Channelization

                           Synchronizing multiple channels of data within one physical stream, and multiple streams across multiple boards is a very difficult task. This must be solved by using common clock sources, time-stamping data, the provision of packet numbering, and using error checking.

                           There are generally no standardized requirements across our customer base. [*****]

         -        Higher speed processors on cPCI

                           The defence community has asked for an upgrade in the FPGA type, from Xilinx Virtex E to Virtex II, and to support the Texas Instruments C6416 processor. Carrier boards always implement multiple processors, or the same type or a heterogeneous mix. An example is our Mosport board that implements 8 C6203 processors. Mezzanine module cards may have one or more processors. Two projects in progress are a module with one Xilinx Virtex II, and a module with two C6416 processors.

1.01     Research Rapid I/O to a mezzanine

                                                             FILE NO. 710-487968

         Spectrum wishes to increase the data throughput between a carrier card and a mezzanine module, and to further drive this as an industry standard. Much of this involves simulation and then empirical testing to prove the throughputs can be achieved and a design can be manufactured.

         [*****]

         -        First VxS bus boards

                           The VME bus backplane standard, which we currently use, is evolving to support Serial Rapid I/O fabric over the backplane, supporting considerably faster data rate necessary for supporting the new DOD wideband protocols. This new technology standard is called VxS, recently ratified by the VITA standards body. In designing new boards to support this, the latest processors will be incorporated. The Xilinx Virtex II Pro supports PowerPC processors on the same chip as the FPGA. The latest PowerPC processor (7457) provides a performance upgrade from the current 7410s.

         -        Higher speed processors on cPCI

         -        Continuing development with the latest FPGAs and processors.
                  Research SoC semiconductors.

                           Semiconductor vendors are attempting to place more communications functions on one chip. FPGA vendors are putting processors such as PowerPCs on their chips (for example, the Xilinx Virtex-II Pro series support embedded PowerPCs). DSP vendors such as Texas Instruments are putting special function blocks on their DSP chips such as Turbo Decoders. Yet other companies are designing massively parallel computing engines for wireless communications.

                           We are attempting to determine the direction of semiconductor development in our area of expertise: high-performance, software-reconfigurable, heterogeneous processing platforms. There are representations made regularly that SoC architectures will come to market that will supercede more generic processors such as DSPs and FPGAs. Spectrum must continue to validate these claims and be prepared to utilize them in a timely manner to maintain its technological lead over competitors.

         -        Design in SoC technology

                           This project involves implementing the SOC technology or technologies chosen in the earlier research phase. Although Spectrum has designed its own custom ASICs in the past, it has no desire to create custom semiconductors going forward. Our direction will be to utilize SoC semiconductors that others have developed within our boards and with additional intellectual property added through software and application development.

1.06     Research next-gen backplane standards

                           Standards bodies are considering the next leap in backplane standards, such as PICMG AdvancedTCA, and VITA 34. Spectrum believes that it must research and select the appropriate standards that SDR must migrate to,

                                                             FILE NO. 710-487968
                           including performing any prototyping to verify performance and operability.

                           Whereas the VxS standard, mentioned above, is stable enough to develop product on, this task and the next involve research and development in backplanes that are not fully specified and are months to years away from becoming ratified. The companies defining these specifications, including ours, must still prove the technical feasibility. For example, today we can achieve 1.25 gigabits-per-second from chips across boards and backplanes to other chips. The new possible standards mentioned are attempting to achieve 10 Gbps over a single differential line.

         -        Design in next-generation backplane

                           This project involves implementing the backplane technology or technologies chosen in the earlier research phase.

2.2      MAJOR ACTIVITY 2: I/O

         [*****]

         -        High-speed mass storage

                           The Signals Intelligence (SIGINT) community must deal with an ever-increasing number of RF channels. An upcoming requirement is to buffer a wide swath of RF data onto extremely high-speed disk arrays, and then after deciding what signals are of interest, to retrieve the buffered data and process only the channels of interest. [*****]

1.09     Transition Module reference design kit

                           Our experience with previous products and again with our first implementation of SDR shows that a signal processing solution can be developed that meets the needs of many customers. However, the input/output section, whether analog or digital, may need to be different for each customer. We have partially ameliorated the need to change our products for each customer by separating the processing function from the I/O, with a novel communications bus that functions at very high-speed and supports packetizing and time-stamping of the data (to enable channelization).

                           [*****]

         [*****]

         -        [*****]I/O module

                           Spectrum's current SDR-3000 subsystem supports I/O streams from the RF transceiver of 80 mega-samples per second (MSPS). [*****]This technology is important to the SIGINT community, but is of special interest to Military Satellite Communications programs wishing to implement new very high-speed waveforms. There is both research and development in achieving this module. Other public companies have recently proven 1 gigabit receive technology, but not transceive. It is unknown today if we can sufficiently reduce clock jitter

                                                             FILE NO. 710-487968
                           and break the data into parallel, slower data-rate, streams that can be supported by today's FPGAs. We will need to propose solutions, prototype and test them before proceeding with the development of the module.

         -        [*****]

         -        Fibrechannel connectivity

                           Spectrum expects to use the Fibrechannel communications standard to allow connectivity to external high-speed RF transceivers, and for connecting to back-end processing systems.

1.3      MAJOR ACTIVITY 3: APPLICATION SUPPORT

         [*****]

         -        FPGA core support

                           Developing VHDL code for FPGAs is still in very early stages, much like software a few decades ago. Currently what we offer are the "copper" connections between an FPGA and the outside world, and the beginnings of coding support. Our customers must then spend a great deal of time learning our architecture, writing and debugging the FPGA code.

                           Our goal, exactly as we have done with traditional processors, is to abstract the hardware details and greatly reduce the development time for our customers, allowing them to concentrate on their application instead of being forced to become experts on Spectrum's hardware design.

                           Some interesting points: FPGAs today must interface to other FPGAs, communications fabrics, processors, high-speed memory, etc. These interfaces can be parallel, serial, and/or packetized. FPGAs now have over 1000 pin connections. If the designer accidentally drives both ends of a circuit board connection through incorrect programming, he can destroy a $40,000 board.

                           [*****]

         -        SCA Beta test

                           The SCA standard driven by the defence community is still being modified and discussed. Spectrum expects to be the first company to offer a COTS SDR supporting SCA. Customers want to begin testing our SDR platform for compliance as soon as possible.

                           Spectrum must develop a board support package necessary to install an SCA core framework on our SDR products. This is several man-years of work, involving the definition of our hardware resources and providing device drivers that represent them.

                           Spectrum must then port an SCA core framework on the SDR platform. This work is under way. We are currently working with Harris Corporation to use their dmTK product, the only publicly available supported framework. All of our work is completely applicable to other frameworks developed, such as the SCARI product developed in Canada by DRDC.

                           The SCA standard is still very new and there has been no certification

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

                           process established. We anticipate that it will take many man-months of work to test, debug and certify our platform.

         [*****]

         -        RTOS Independence

                           Customers demand different RTOS', often dictated within a defence program. Spectrum expects that it must support a second operating system, with two possible choices being Linux or Greenhills Integrity OS. The selection criteria is primarily business based. We must verify an OS technically meets real-time performance requirements and supports all the features needed, but after that our customer or the end program may dictate the OS.

                           An important direction we see is the use of Linux within the military and government community. Linux was not developed initially to support real-time systems and there are tentative solutions that we must evaluate. We are planning a research project on this.

         -        System examples for target applications

                           There are several defence applications that require unique data flows between the different processing elements within a SDR. These include: RADAR, Direction Finding, and Beamforming. Spectrum must demonstrate, and benchmark, these data flows to its customers.

                           Our platform supports a number of heterogeneous processors (DSPs, PowerPCs, FPGAs) that are interconnected by multiple data paths. Some applications require a serialized approach, such as I/O to FPGA to PowerPC to back-end processing. Some require a parallel approach, such as a direction-finding system having four antennas, each going to an FPGA, with a certain amount of data needing to be transferred between the FPGAs, and then processed data from the FPGAs proceeding to DSP processors. Each application specifies the processing power at each step and the amount of data that must flow continuously through each path.

                           An example of performance characteristics are: multi-channel direction finding, RF being monitored is 70 MHz wide with a sampling rate of 93 megasamples/second, the data rate for each channel (antenna) is 186 megabytes/second, the mass storage required is 5 terabytes, the FPGAs must do 16,000 point FFTs, the FPGA to processor bandwidth is 151 megabytes/second, and the data out of the processor is 1 megabyte/second. Spectrum must empirically determine, and often prove to customers, that these data rates are achievable.

1.4      [*****]

         [*****]

         -        [*****]

         [*****]

                                                             FILE NO. 710-487968

                  [*****]

                  -        [*****]

                           [*****]

                           [*****]

         -        [*****]

         -        [*****]

                                                             FILE NO. 710-487968

                                     ANNEX A

                               FORM B: MILESTONES

PROPONENT NAME: SPECTRUM SIGNAL PROCESSING INC. PROJECT NUMBER: 710-487968

[*****]

                                                             FILE NO. 710-487968

        FORM C - CURRENT FISCAL YEAR COST BREAKDOWN BY MAJOR ACTIVITIES

   PROPONENT NAME: SPECTRUM SIGNAL PROCESSING INC. PROJECT NUMBER: 710-487968

                     FOR FISCAL YEAR ENDING MARCH 31, 2004

[*****]

1. TITLE OF KEY PROJECT TASKS ENUMERATED AND DESCRIBED IN THE SOW.

                                                             FILE NO. 710-487968

                                     ANNEX A

                     FORM D - COST BREAKDOWN BY FISCAL YEAR

   PROPONENT NAME: SPECTRUM SIGNAL PROCESSING INC. PROJECT NUMBER: 710-487968

[*****]

                                                             FILE NO. 710-487968

                                     ANNEX A

                      FORM E-1 - PROJECT LOCATION AND COSTS

   PROPONENT NAME: SPECTRUM SIGNAL PROCESSING INC. PROJECT NUMBER: 710-487968

                                      START PERIOD
                                    (FISCAL YEAR AND                                                 COSTS
     PROJECT LOCATION                   QUARTER)                    WORK PERFORMED                    ($)
-------------------------------------------------------------------------------------------------------------
BURNABY, BRITISH COLUMBIA             2002/2003 Q1           ALL OF THE WORK IN THIS                [*****]
                                                             INVESTMENT PROPOSAL WILL BE
                                                             PERFORMED BY SPECTRUM
                                                             SIGNAL PROCESSING INC. AND
                                                             ITS SUBCONTRACTORS
-------------------------------------------------------------------------------------------------------------
TOTAL                                                                                               [*****]
-------------------------------------------------------------------------------------------------------------

NOTE: GOVERNMENT FISCAL YEAR RUNS APRIL 1 - MARCH 31.

                                                             FILE NO. 710-487968

                                     ANNEX A

                       FORM E-2 - EQUIPMENT COST BREAKDOWN

   PROPONENT NAME: SPECTRUM SIGNAL PROCESSING INC. PROJECT NUMBER: 710-487968

                                                                                     PLANNED
                                                                                   ACQUISITION
                                                                                      PERIOD            ESTIMATED
                                                                                 (FISCAL YEAR AND         COSTS
                            EQUIPMENT DESCRIPTION                                    QUARTER)              ($)
-----------------------------------------------------------------------------------------------------------------
1. NO INDIVIDUAL EQUIPMENT COSTING MORE THAN $250K WILL BE PURCHASED.
2.
3.
4.
5.
6.
-----------------------------------------------------------------------------------------------------------------
TOTAL
-----------------------------------------------------------------------------------------------------------------

Notes:

1) [*****]

2) Government fiscal year rues April 1 - March 31.

                                                             FILE NO. 710-487968

                       FORM E-3 - MATERIALS COST BREAKDOWN

   PROPONENT NAME: SPECTRUM SIGNAL PROCESSING INC. PROJECT NUMBER: 710-487968

                                                                         PLANNED ACQUISITION
                                                                               PERIOD             ESTIMATED
                                                                          (FISCAL YEAR AND          COSTS
                       MATERIALS DESCRIPTION                                  QUARTER)               ($)
-----------------------------------------------------------------------------------------------------------
1. COMPONENTS                                                                   2004               [*****]
2. COMPONENTS                                                                   2005               [*****]
3. COMPONENTS                                                                   2006               [*****]
4. COMPONENTS                                                                   2007               [*****]
-----------------------------------------------------------------------------------------------------------
TOTAL:                                                                                             [*****]
-----------------------------------------------------------------------------------------------------------

NOTES:

GOVERNMENT FISCAL YEAR RUNS APRIL 1 - MARCH 31

                                                             FILE NO. 710-487968

                                     ANNEX A

                     FORM E-4 - SUB-CONTRACT COST BREAKDOWN

PROPONENT NAME; SPECTRUM SIGNAL PROCESSING INC.      PROJECT NUMBER: 710-487968

[*****]

                                                            FILE NO. 710-487968

                                     ANNEX A

                        FORM E-5 - OTHER COSTS BREAKDOWN

   PROPONENT NAME: SPECTRUM SIGNAL PROCESSING INC. PROJECT NUMBER: 710-487968

[*****]

NOTES:

GOVERNMENT FISCAL YEAR RUNS APRIL 1 - MARCH 31.

                                                             FILE NO. 710-487968

              SCHEDULE 3 - CLAIMS AND TPC PROJECT COSTS PRINCIPLES

A - CLAIMS

1. The Minister will pay the Contribution to the Proponent, in respect of Eligible Costs incurred, on the basis of claims which will:

                  (a) be submitted on a quarterly basis ("CLAIM PERIOD"), except for the first claim which will cover a longer period going back to June 19, 2003;

                  (b)      be submitted on TPC claim forms, within forty-five
                  (45) days of the end of each Claim Period;

                  (c) be accompanied with details of all costs being claimed, which will be substantiated by such

                  (d) documents as may be required by the Minister and presented in accordance with the structure and the milestones contained in the Statement of Work in Schedule 2.

                  (e) be certified by the chief financial officer of the Proponent or other person satisfactory to the Minister;

                  (f) be accompanied by a report on the progress made in carrying out the Project during the Claim Period, containing such information as mentioned in the section of Schedule 5 (Reporting Requirements) entitled Claim Reports.

                  (g) include a deduction for Eligible Costs included in a previous claim but which have not been paid by the proponent within ninety (90 days) of such claim.

2. In regard to paragraph 1(f) above, the minister may request at any time that the Proponent provide satisfactory evidence to demonstrate that Eligible Costs have been paid.

3. Within one hundred and twenty (120) days of the submission of the final claim, the Proponent shall submit an itemized statement certified by the Proponent's chief financial officer attesting to the Eligible Costs for the entire Project having been incurred and paid.

                                                             FILE NO. 710-487968

B - TPC PROJECT COST PRINCIPLES

1.       GENERAL PRINCIPLE

The total Eligible Costs of the Project shall be the sum of the applicable direct and indirect costs which are, or are to be reasonably and properly incurred and/or allocated, in the performance of the Project, less any applicable credits. These costs shall be determined in accordance with the Proponent's cost accounting system as accepted by the Minister and applied consistently over time.

2.       DEFINITION OF REASONABLE COST

(1) A cost is reasonable if, in nature and amount, it does not exceed that which would be incurred by an ordinary prudent person in the conduct of a competitive business.

(2) In determining the reasonableness of a particular cost, consideration shall be given to:

         (a) whether the cost is of a type generally recognized as normal and necessary for the conduct of the Proponent's business or performance of the Project;

         (b) the restraints and requirements by such factors as generally accepted sound business practices, arm's length bargaining, federal, provincial and local laws and regulations, and Agreement terms;

         (c) the action that prudent business persons would take in the circumstances, considering their responsibilities to the owners of the business, their employees, customers, the Government and public at large;

         (d) significant deviations from the established practices of the Proponent which may unjustifiably increase the Eligible Costs; and

         (e) the specifications, delivery schedule and quality requirements of the particular Project as they affect costs.

3.       DIRECT COSTS

There are three categories of direct costs:

         (a) Direct Material Cost meaning the cost of materials which can be specifically identified and measured as having been used or to be used for the performance of the Project and which are so identified and measured consistently by the Proponent's cost accounting system as accepted by the Minister.

                  (i) These materials may include, in addition to materials purchased solely for the Project and processed by the Proponent, or obtained from

                                                             FILE NO. 710-487968
                           subcontractors, any other materials issued from the Proponent's general stocks.

                  (ii) Materials purchased solely for the Project or subcontracts shall be charged to the Project at the net laid down cost to the Proponent before cash discounts for prompt payment.

                  (iii) Materials issued from the Proponent's general stocks shall be charged to the Project in accordance with the method as used consistently by the Proponent in pricing material inventories.

         (b) Direct Labour Cost meaning that portion of gross wages or salaries incurred for activities which can be specifically identified and measured as having been performed or to be performed on the Project and which is so identified and measured consistently by the Proponent's cost accounting system as accepted by the Minister.

         (c) Other Direct Costs meaning those applicable costs, not falling within the categories of direct material or direct labour, but which can be specifically identified and measured as having been incurred or to be incurred in performance of Project activities and which are so identified and measured consistently by the Proponent's costing system as accepted by the Minister.

4.       INDIRECT COSTS

Indirect Costs (overhead) meaning those costs which, though necessarily having been incurred during the period of the performance of the Project activities for the conduct of the Proponent's business in general, cannot be identified and measured as directly applicable to the Project.

         (1) The Indirect Costs may include, but are not necessarily restricted to, such items as:

                  (a)      indirect materials and supplies (*);

                  (b)      indirect labour;

                  (c)      fringe benefits (the Proponent's contribution only);

                  (d) service expenses: expenses of a general nature such as power, heat, light, operation and maintenance of general assets and facilities;

                  (e) fixed/period charges: recurring charges such as property taxes, rentals and reasonable provision for depreciation;

                  (f) general and administrative expenses: including remuneration of executive and corporate officers, office wages and salaries and expenses such as

                                                             FILE NO. 710-487968
                           stationery, office supplies, postage and other necessary administration and management expenses;

                  (g) selling and marketing expenses associated with the products or services being acquired under the Agreement;

                  (h) general research and development expenses as considered applicable by the Minister.

* For supplies of similar low-value, high-usage items the costs of which meet the above definition of Direct Material Costs but for which it is economically expensive to account for these costs in the manner prescribed for direct costs, then they may be deemed to be indirect costs for the purposes of the Project.

5.       ALLOCATION OF INDIRECT COSTS

Indirect costs shall be accumulated in appropriate indirect cost pools, reflecting the Proponent's organizational or operational lines and these pools subsequently allocated to the Project or contracts, in accordance with the following two principles:

         (a) the costs included in a particular indirect cost pool should have a similarity of relationship with the Project or contracts, as applicable, to which that indirect cost pool is subsequently distributed; further, the costs included in an indirect cost pool should be similar enough in their relationship to each other that the allocation of the total costs in the pool provides a result which would be similar to that achieved if each cost within that pool were separately distributed;

         (b) the allocation basis for each indirect cost pool should reflect, as far as possible, the casual relationship of the pooled costs to the Project to which these costs are distributed.

6.       CREDITS

The applicable portion of any income, rebate, allowance, or any other credit relating to any applicable direct or indirect costs, received by or accruing to the Proponent, shall be credited to the Eligible Costs.

7.       NON-APPLICABLE COSTS

Notwithstanding that the following costs may have been or may be reasonably and properly incurred by the Proponent during the performance of the Project activities, they are considered non-applicable costs to the Project:

         (a) allowance for interest on invested capital, bonds, debentures, bank or other loans together with related bond discounts and finance charges;

                                                             FILE NO. 710-487968

         (b) legal, accounting and consulting fees in connection with financial reorganization, security issues, capital stock issues, obtaining of patents and licenses and prosecution of claims against the Minister;

         (c) losses on investments, bad debts and expenses for the collection thereof;

         (d)      losses on other projects or contracts;

         (e) federal and provincial income taxes, excess profit taxes or surtaxes and/or special expenses in connection therewith;

         (f)      provisions for contingencies;

         (g) premiums for life insurance on the lives of officers and/or directors where proceeds accrue to the Proponent;

         (h)      amortization of unrealized appreciation of assets;

         (i)      depreciation of assets paid for by the Minister;

         (j)      fines and penalties;

         (k)      expenses and depreciation of excess facilities;

         (l)      unreasonable compensation for officers and employees;

         (m) product development or improvement expenses not associated with the product being acquired under the Project;

         (n) advertising, except reasonable advertising of an industrial or institutional character placed in trade, technical or professional journals for the dissemination of information for the industry or institution;

         (o)      entertainment expenses;

         (p) donations except those to charities registered under the Income Tax Act;

         (q) dues and other memberships other than regular trade and professional associations;

         (r) fees, extraordinary or abnormal for professional advice in regard to technical, administrative or accounting matters, unless approval from the Minister is obtained.

                                                             FILE NO. 710-487968

                     ADDENDUM TO TPC PROJECT COST PRINCIPLES

A.       INTELLECTUAL PROPERTY PROTECTION

         Notwithstanding section 7(b) above, legal, accounting and consulting fees in connection with the obtaining of patents and statutory protection of other elements of the Intellectual Property are Eligible Costs.

B.       SR&ED METHOD OF CALCULATING LABOUR AND OVERHEAD ALLOWANCE (IF
         APPLICABLE)

         Notwithstanding the provisions on Direct Labour Costs and Indirect Costs contained above, in the event that it is mentioned in the Statement of Work that the Canada Customs and Revenue Agency policy on Scientific Research and Experimental Development has been chosen by the Proponent as a proxy for Overhead calculations for this Project, please see the attached guide, TPC Overhead Proxy.

                                                             FILE NO. 710-487968

                               TPC OVERHEAD PROXY

         Calculating the Prescribed Proxy Amount for Eligible Overhead Expenditures, A Summary of CCRA T4088(E) Rev.03 Guide to Form T661 - Claiming Scientific Research and Experimental Development Expenditures http://www.ccra-adrc.gc.ca/E/pub/tg/t4088eq/ README.html. This summary has been prepared to outline the major elements of calculating the prescribed proxy amount (PPA). In case of disagreement between this summary and the SR&ED rules, SR&ED will apply.

         In lieu of standard PWGSC direct labour and overhead negotiations, TPC clients may choose to follow the SR&ED rules. Under this method, rather than specifically identifying and allocating incremental overhead expenditures to the Project, a PPA for eligible overhead costs may be calculated based on a fixed percentage of the salaries or wages, or portion thereof, of the employees directly engaged in the Project. The base will include wages/salaries as well as normal sick and vacation leave and statutory holidays. It will not include expenditures for taxable benefits, as well as remuneration based on profits and bonuses, or related benefits (the employer's share of EI, CPP or QPP, WCB or CSST, employee pension and medical plans).

         The current SR&ED PPA rate is 65% of the base.

         The PPA will cover overhead expenditures such as:

-    the related benefits (employer's share) of the approved wages/salaries

-    office supplies

-    general purpose office equipment

-    heat, water, electricity and telephones

-    support staff salaries or wages

-    travel and training

-    property taxes

-    maintenance and upkeep of Project premises, facilities or equipment

- any other eligible expenditures, not specifically identified in the Statement of Work, that are incremental costs as a result of the approved Project activity.

         Note, there are rules that limit the amount of wage/salary costs of specified employees that can be included in the base. For year 2002, the maximum amount is $97,750 per specified employee. Specified employees are those employees who do not deal at arm's length with the employer or who own directly or indirectly, at any time during the year, 10% or more of the issued shares of any capital stock of the employer or of any corporation related to the employer.

         The following table highlights the types of activity that should be included in calculating the base as well as applicable limits.

                  CALCULATING THE PRESCRIBED PROXY AMOUNT BASE

                                                             FILE NO. 710-487968

   INCLUDE THE PORTION OF WAGES/SALARIES FOR TIME SPENT ON
                       THE PROJECT OF:                                                 DO NOT INCLUDE:
------------------------------------------------------------------------------------------------------------------------
Employees directly engaged in the Project, based on such             Employees providing a service to the Project staff
tasks as:                                                            including clerks, secretaries and receptionists
                                                                     are engaged in activities in such areas as
-        preparing equipment and materials for experiments,          accounting, payroll, finance, legal, shipping,
         tests and analyses (but not for maintaining                 inventory control, maintenance and word
         equipment);                                                 processing.

-        experimenting, testing and analyzing;                       Time managers and supervisors spend on the
                                                                     non-technical management aspects of activities
-        collecting data for experimentation and analysis;           such as long-term decision-making, contract
         and,                                                        administration and other decision-making functions
                                                                     that do not directly influence the Project
-        directing the course of the ongoing Project                 activities.
         activities being claimed for the year.
                                                                     Usually, do not include work performed beyond the
Other employees' time is also considered to be directly              first-line supervision level.
engaged in the Project to the extent the following tasks are
required as part of the SOW:                                         For a specified employee, the maximum amount of
                                                                     salary that can be included in the base is limited
-        recording measurements, making calculations and             to 75% of salary/wage costs, regardless of the
         preparing charts and graphs;                                share of time working on the Project exceeds this
                                                                     amount. This amount is further restricted, to be
-        conducting statistical surveys and interviews;              the lessor of the prior calculation or the
                                                                     following formula:
-        preparing computer programs; and,
                                                                     2.5 times the Maximum Pensionable Earnings (for
-        working in areas of engineering or design,                  CPP purposes, $39,100 for year 2002) times the
         operations research, mathematical analysis and              number of days in the taxation year that the
         psychological research.                                     person is employed by the client divided by 365.

Supervisors' or managers' time spent directly involved in the technical aspects of the Project.

Note: employees who spend all or substantially all of their
time (90%) on SOW activities are considered to spend all of
their time on the Project.
------------------------------------------------------------------------------------------------------------------------

                                                             FILE NO. 710-487968

                        SCHEDULE 4 - CONTRACTUAL BENEFITS

                            A - PAYMENTS TO MINISTER

1.       DEFINITIONS

         "GROSS BUSINESS REVENUES" means all revenues, receipts, monies and other considerations of whatever nature in excess of $22,368,421 per annum received by the Wireless Systems Group of the Proponent, whether in cash, or by way of benefit, advantage, or concession, and without deductions of any nature, but net of any returns or discounts actually credited and any sales, excise, ad valorem or similar taxes paid but without deduction for bad debts or doubtful accounts, as determined in accordance with generally accepted accounting principles, applied on a consistent basis.

         "ROYALTY PERIOD" means the period during which royalties will accrue, as specified in paragraph 2.2 below.

2.       ROYALTY PAYMENTS

         2.1      ROYALTY RATE AND ROYALTY BASIS

                  The Proponent will pay the Minister a royalty of 1.75% of the annual Gross Business Revenues during the Royalty Period.

         2.2      ROYALTY PERIOD

                  The Royalty Period will begin on January 1, 2004 and will on December 31, 2010. If, however, cumulative royalties are less than $10,500,484 by December 31, 2010, then the royalty period will continue until the earlier of December 31, 2013 or until a cumulative royalty ceiling of 10,500,484 is reached.

         2.3      ROYALTY STATEMENTS AND PAYMENTS

                  The Proponent will provide to the Minister an annual statement of the Gross Business Revenues, certified by the Proponent's Chief Financial Officer, within four (4) months of the end of each company fiscal year December, together with the related royalty payment. The first statement and related royalty payment must be provided to the Minister by May 1, 2005 in respect of the fiscal year ending December 31, 2004 and by each year thereafter in regard to the previous fiscal year. Payments shall be made by cheque to the order of the Receiver General and sent to the Minister.

         2.4      LATE PAYMENTS

                  The Proponent will pay interest on overdue royalty payments, at the Interest Rate, from the date on which the royalty payment is due, until payment in full is received by the Minister. Such interest is payable without notice to the Proponent, and in addition to any remedies of the Minister for default by the Proponent.

3.       CHANGES IN REGARD TO COMPANY'S BUSINESS

         3.1 The Proponent shall notify the Minister should the business carried out by the Proponent be split so as to be carried out in part by other persons.

         3.2 In the event that part of the Proponent's business is carried out by related persons (subsidiaries or otherwise affiliated), the same royalty base shall continue to apply and the Proponent shall have the related persons involved report their gross revenues to the Minister and the Proponent shall make, or continue to make, as the case may be, payments to the Minister as if the Proponent's business had not been split. The audit rights of the Minister as mentioned in Section 5 of the General Corporations shall extend to these related persons and Proponent shall ensure that such audit rights may be exercised by the Minister.

         3.3 In the event that part of the Proponent's business is carried out by an unrelated person, the royalty rate shall be increased so that the Minister is receiving comparable royalties as if that part of the Proponent's business had remained with the Proponent. After due consultation with the Proponent, the Minister shall make a determination as to the increased royalty rate. In the event that the Proponent disagrees with such increased rate, the Proponent may refer the matter to arbitration under the federal Commercial Arbitration Act, within 45 days of being notified of the new rate by the Minister.

B - CONTRACTUAL BENEFITS TO CANADA

1.       WORK IN CANADA

         (a) Unless otherwise agreed to in writing by the Minister, the Proponent will ensure that the Intellectual Property is exploited through the production in Canada of resulting products until the end of the Royalty Period as set out in section 2.2 of this schedule.

         (b) The Proponent will not, without the prior written consent of the Minister, grant any right to the production of resulting products or transfer title to any of the Intellectual Property outside of Canada, except the license or sublicense in conjunction with the sale of resulting products, and will impose the same restriction on all licensees and transferees.

         (c) The expression "resulting products" as used in paragraph (a) and (b) above means products, including services, resulting from use of the Intellectual Property.

                       SCHEDULE 5 - REPORTING REQUIREMENTS

1.       CLAIM REPORTS

         Whenever the Proponent submits a claim, it shall attach to the claim a progress report containing:

         (a) a description of the progress made in the fulfilment of the Statement of Work during the Claim Period, detailed by Activity as defined in the Statement of Work;

         (b)      a statement of milestones achieved, if any, during the Claim
                  Period;

         (c) an assessment of any significant delay in completing the Project or the attainment of any milestone identified in the Statement of Work, the reasons for such delay, and mitigation measures being taken;

         (d) a Proponent's revised projections of Project cash flows for the current Fiscal Year, except that in cases where the Claim Period is monthly, this information is to be provided on March 31st, July 31st and November 30th of each year.

         No claim for the Contribution will be processed unless and until such report is provided to the Minister.

2.       ANNUAL REVIEW

         Unless otherwise agreed to, the parties shall meet at least once annually during the Project period, at a mutually agreeable time, to review the Project.

3.       PROJECT PROGRESS REPORTS

         At least one (1) month prior to the date set for the Annual Review meeting mentioned in section 2 above, the Proponent shall provide the Minister with a written progress report containing:

         (a) a description of the progress in completion of the Project activities, in comparison with the schedule and milestones contained in the Statement of Work and the related Project expenditures for that segment of Project activities;

         (b) the Proponent's revised cost breakdown for the Project, including an estimated cost breakdown by major activity and by Fiscal Year; and

         (c) an indication of any delay in completing the Project and the reasons for such delay, together with the Proponents revised schedule and any proposed revisions to the Statement of Work.

4.       ANNUAL INFORMATION UPDATES

         By February 15, 2004, and by the same date each year thereafter until this Agreement ends in accordance with section 7 of the General Conditions, the Proponent shall provide the following information updates to the Minister:

         (a) an update of the projected and actual repayments to the Minister, as set out in Form TPC-1 (Reports on Estimated & Actual Repayments to the Minister) attached hereto, together with an explanation of any significant changes from the last update;

                  (Note: Once the repayment period starts, this update shall be provided annually at the time of making repayment, in accordance with the provisions entitled "Payments to Minister" in Schedule 4)

         (b) an update of projected and actual person years (PYs), as set out on Form TPC-2 (Report on Job Creation and Maintenance) attached hereto, together with an explanation of any significant changes from the last update;

         (c) an update of other representations and expected results as set out in Form TPC-3 (Report on Other Representations & Expected Results) attached hereto, together with an explanation of any significant changes from the last update;

         (d) an update of investment leverage, as set out in Form TPC-4 (Report on Investment Leverage) attached hereto, together with an explanation of any significant changes from the last update;

         (e) an update on sustainable development impacts, as set out in Form TPC-5 (Report on Sustainable Development Impacts) attached hereto, together with an explanation of any significant changes from the last update;

         (f) a summary of the progress made in the fulfillment of specific commitments in regard to contractual benefits to Canada identified in Schedule 4.

5.       ANNUAL FINANCIAL STATEMENTS

         The Proponent shall provide the Minister with a copy of its annual audited financial statements within four (4) months of the end of each of the Proponent's fiscal years.

                                  FORM TPC - 1

             REPORT ON ESTIMATED & ACTUAL REPAYMENTS TO THE MINISTER

      PROPONENT: SPECTRUM SIGNAL PROCESSING INC. PROJECT NUMBER: 710-487968

     1                      2                       3                  4
--------------------------------------------------------------------------------
   YEAR                                                               DUE
  ENDING            ESTIMATED PAYMENT         ACTUAL PAYMENT          DATE
(MM/DD/YY)                (IN $)                   (IN $)          (MM/DD/YY)
--------------------------------------------------------------------------------
 12/31/04                [*****]                                     5/1/05
--------------------------------------------------------------------------------
 12/31/05                [*****]                                     5/1/06
--------------------------------------------------------------------------------
 12/31/06                [*****]                                     5/1/07
--------------------------------------------------------------------------------
 12/31/07                [*****]                                     5/1/08
--------------------------------------------------------------------------------
 12/31/08                [*****]                                     5/1/09
--------------------------------------------------------------------------------
 12/31/09                [*****]                                     5/1/10
--------------------------------------------------------------------------------
 12/31/10                [*****]                                     5/1/11
--------------------------------------------------------------------------------
 12/31/11                                                            5/1/12
--------------------------------------------------------------------------------
 12/31/12                                                            5/1/13
--------------------------------------------------------------------------------
 12/31/13                                                            5/1/14
--------------------------------------------------------------------------------
 TOTAL                 10,500,484
--------------------------------------------------------------------------------

SIGNATURE OF AUTHORIZED OFFICER:____________________________________________

REPORT DATE:____________________________

The Proponent certifies that the initial repayment projections provided at the time of the Agreement, and as may be revised from time to time per the requirements of Schedule 5, represent reasonable estimates of the repayments that the Minister can expect from this Project, as they could be determined at any particular time. The Minister recognizes that those estimates may vary through time, due to factors over which the Proponent has little or no control.

                                  FORM TPC - 2

                     REPORT ON JOB CREATION AND MAINTENANCE

      PROPONENT: SPECTRUM SIGNAL PROCESSING INC. PROJECT NUMBER: 710-487968

GENERAL INSTRUCTIONS

The intent of this schedule is to Identify the number of PYs expended on Project related activities during any one year of the duration of the Agreement, according to category of employment. Both part-time and full-time employees should be claimed, as employment of all types represents a Protect benefit. Part-time work should be converted into PY units on the basis normally used by the Proponent provided it is between 1800 and 2000 hours of work paid in a given year.

1. Data is to be provided based on a 32 week calendar year and should be expressed in PY units.

2. Direct PYs are to be counted. The term "direct PY" relates to the work performed in Canada by employees of the proponent. Only those direct PYs which result from the project are to be counted. Work performed outside of Canada by Canadian employees is not to be included except for eligible activities performed as part of the Statement of Work during the Work Phase. Reported PYs may be performed by existing staff or by new hires. These PYs are normally located in the Proponent's facility and involve an eligible operation or activity supported by the industrial assistance program. During the Benefits Phase, these PYs normally pertain to production/distribution activities associated with the supported facility, product or processes of the proponent

3. Indirect PYs refer to work performed in Canada as a result of the project by employees who are not employed by the Proponent, and normally at a location other than the Proponent's facility. Apart from the following two exceptions, indirect PYs are never to be included in the PY count:

         1) Sub-contracted PYs in the Work phase of R&D/innovation projects are included in the PY count, provided that the related activity is explicitly set out in the Statement of Work in the Contribution Agreement.

         2) Benefit phase production PYs of related entities to the Proponent are included in the PY count, provided that the Contribution Agreement explicitly includes PY reporting requirements on the parties concerned and provides the Minister access to the related facilities for monitoring purposes.

4. Reporting during the Work phase requires a yearly breakdown by category of employment. Reporting during the Benefits phase requires the average number of PYs during this phase by category of employment.

PART 1 : WORK PHASE - DATA COMPILED AS OF DECEMBER 31,

                                                                 TOTAL NUMBER OF PERSON YEARS
                                                                 ----------------------------
                  CATEGORY OF EMPLOYMENT                         ESTIMATE              ACTUAL
---------------------------------------------------------------------------------------------
 A)   KNOWLEDGE-BASED                YR 1 ENDING 12/31/03        [*****]
      (SCIENCE, ENGINEERING &        YR 2 ENDING 12/31/04
      TECHNICAL)                     YR 3 ENDING 12/31/05
                                     YR 4 ENDING 12/31/06
---------------------------------------------------------------------------------------------
 B)  MANAGEMENT & ADMINISTRATION     YR 1 ENDING 12/31/03        [*****]
                                     YR 2 ENDING 12/31/04
                                     YR 3 ENDING 12/31/05
                                     YR 4 ENDING 12/31/06
---------------------------------------------------------------------------------------------
 C)  SUB-CONTRACTED WORK             YR 1 ENDING 12/31/03        [*****]
                                     YR 2 ENDING 12/31/04
                                     YR 3 ENDING 12/31/05
                                     YR 4 ENDING 12/31/06
---------------------------------------------------------------------------------------------
     TOTAL                           YR 1 ENDING 12/31/03        [*****]
                                     YR 2 ENDING 12/31/04
                                     YR 3 ENDING 12/31/05
                                     YR 4 ENDING 12/31/06
---------------------------------------------------------------------------------------------

PART 2 - BENEFIT PHASE - DATA COMPILED AS OF DECEMBER 31,

                                                              TOTAL NUMBER OF PERSON YEARS
                                                         ---------------------------------------
                                                          ESTIMATED AVERAGE
                                                           NUMBER OF PERSON      ACTUAL PERSON
                                                         YEARS FOR DURATION        YEARS FOR
              CATEGORY OF EMPLOYMENT                      OF BENEFIT PHASE      REPORTING PERIOD
------------------------------------------------------------------------------------------------
A)  KNOWLEDGE-BASED
    (SCIENCE, ENGINEERING &TECHNICAL)                         [*****]
------------------------------------------------------------------------------------------------
B)  GENERAL PRODUCTION                                        [*****]
------------------------------------------------------------------------------------------------
C)  MANAGEMENT. ADMINISTRATION, MARKETING,  SALES &
    SUPPORT                                                   [*****]
------------------------------------------------------------------------------------------------
                                                              [*****]
    TOTAL
------------------------------------------------------------------------------------------------

SIGNATURE OF AUTHORIZED OFFICER:______________________________________________

REPORT DATE:______________________________

The Proponent certifies that the initial repayment projections provided at the time of the Agreement, and as may be revised from time to time per the requirements of Schedule 5, represent reasonable estimates of the employment benefits that the Minister can expect from this Project, as they could be determined at any particular time. The Minister recognizes that those estimates may vary through time, due to factors over which the Proponent has little or no control.

                                  FORM TPC - 3

               REPORT ON OTHER REPRESENTATIONS & EXPECTED RESULTS

      PROPONENT: SPECTRUM SIGNAL PROCESSING INC. PROJECT NUMBER: 710-487968

OTHER REPRESENTATIONS AND EXPECTED RESULTS INCLUDE:

         1. PATENTS: [are there any patents that arc expected to result from the development work of the Project]

         2. ACQUISITION OF TECHNOLOGY: [is the Proponent planning to acquire intellectual property rights, technology, or know-how essential to the success of the Project]

         3. CORPORATE MANDATES: [specify any new or enhanced mandates expected)

         4. OTHER SIGNIFICANT REPRESENTATIONS/EXPECTED RESULTS: [strategic alliances or partnerships, new applications of technology, technology diffusion, etc.]

                                                                     PLANNED/REVISED           STATUS/ACTUAL
    DESCRIPTION OF EXPECTED RESULT/ REPRESENTATION                        DATE                     DATE
------------------------------------------------------------------------------------------------------------
1. Patent applications to be filed in each of calendar            December 31, 2004 -2
   years                                                          Apps

                                                                  December 31, 2005 -2
                                                                  Apps

                                                                  December 31, 2006 -2
                                                                  Apps
------------------------------------------------------------------------------------------------------------

SIGNATURE OF AUTHORIZED OFFICER:______________________________________________

REPORT DATE:______________________________

The Proponent certifies that the initial repayment projections provided at the time of the Agreement, and as may be revised from time to time per the requirements of Schedule 5, represent reasonable estimates of the benefits that the Minister can expect from this Project, as they could be determined at any particular time. The Minister recognizes that those estimates may vary through time, due to factors over which the Proponent has little or no control.

                                  FORM TPC - 4

                          REPORT ON INVESTMENT LEVERAGE

      PROPONENT: SPECTRUM SIGNAL PROCESSING INC. PROJECT NUMBER: 710-487968

         This form estimates all costs incurred in Canada and investment that may be leveraged by TPC funds. These include:

- ELIGIBLE SUPPORTED COSTS: Those costs incurred by the Proponent and towards which TPC provides financial support.

-        OTHER PROJECT RELATED COSTS (INCLUDING POST WORK PHASE INVESTMENT):
         Other non-recurring costs incurred in Canada that are directly related to the project. This would include items such as cost overruns but would not include coats prior to the date indicated in Article 4.2. For example, a project may include capital costs (for land and building) that are not eligible for TPC support, but which the company will incur directly related to the project.

         Post work phase investment refers to any additional non-recurring, post work phase, project related investment in Canada by the Proponent (e.g. non-recurring related to production facilities, marketing and distribution activities, etc.). For example, a company may have to build new production lines, or create a new marketing team, or establish a new distribution line/network for the resulting product/technology.

- OTHER INVESTMENT: Other investment unrelated to the specific project but included in the contractual commitments made by the Proponent. For example, a company may commit to construction of a building as a condition of receiving a TPC investment, although the building is not directly part of the project.

                   ESTIMATES ($ 000)                                      ACTUAL ($ 000)
--------------------------------------------------------    --------------------------------------------
                                  (3)                                             (2)
   (1)                           OTHER                                           OTHER
  YEAR            (2)           PROJECT          (4)             (1)            PROJECT           (3)
(ENDING         ELIGIBLE        RELATED         OTHER          ELIGIBLE         RELATED          OTHER
DEC. 31)    SUPPORTED COSTS      COSTS        INVESTMENT    SUPPORTED COSTS      COSTS        INVESTMENT
--------------------------------------------------------------------------------------------------------
 2003           [*****]
--------------------------------------------------------------------------------------------------------
 2004           [*****]
--------------------------------------------------------------------------------------------------------
 2005           [*****]
--------------------------------------------------------------------------------------------------------
 2006           [*****]
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

SIGNATURE OF AUTHORIZED OFFICER:__________________________________________

REPORT DATE:__________________________

         The Proponent certifies that the initial repayment projections provided at the time of the Agreement, and as may be revised from time to time per the requirements of Schedule 5, represent reasonable estimates of the benefits that the Minister can expect from this Project, as they could be determined at any particular time. The Minister recognizes that those estimates may vary through time, due to factors over which the Proponent has little or no control.

                                  FORM TPC - 5

                   REPORT ON SUSTAINABLE DEVELOPMENT BENEFITS

      PROPONENT: SPECTRUM SIGNAL PROCESSING INC. PROJECT NUMBER: 710-487968

On a full life cycle basis (from design through manufacture/operation and decommissioning or disposal/recycling), the technologies that are to be developed during the course of this R&D project are expected to provide the following downstream Sustainable Development benefits (over existing industrial practices) as they are incorporated into the commercial activities of the firm.

                       BENEFITS                               SIGNIFICANT         MODERATE           MINOR/NONE
---------------------------------------------------------------------------------------------------------------
Reduced energy consumption (i.e. efficiency of use) or
increased energy production through sustainable means
(i.e. efficiency of generation)                                                                           x
---------------------------------------------------------------------------------------------------------------
Increased supply of energy from renewable sources                                                         x
---------------------------------------------------------------------------------------------------------------
Reduced water consumption or increased supply of clean                                                    x
water
---------------------------------------------------------------------------------------------------------------
Reduced consumption of raw materials or manufactured
materials (reduced material intensity)                                                x
---------------------------------------------------------------------------------------------------------------
Reduced production and/or release of pollutant species of                                                 x
any kind to the atmosphere
---------------------------------------------------------------------------------------------------------------
Reduced production and/or release of pollutant species of                                                 x
any kind to receiving waters
---------------------------------------------------------------------------------------------------------------
Reduced production and/or disposal of solid wastes to the                             x
land
---------------------------------------------------------------------------------------------------------------
Reduced usage and/or production and/or disposal of                                    x
hazardous/toxic substances
---------------------------------------------------------------------------------------------------------------
Remediation or rehabilitation of contaminated land or water                                               x
---------------------------------------------------------------------------------------------------------------

                SCHEDULE 6 - PROJECT FACT SHEET FOR NEWS RELEASE

PROGRAM: TECHNOLOGY PARTNERSHIPS CANADA         PROJECT NO.: 710-487968

NAME & ADDRESS OF PROPONENT:                    PROPONENT CONTACT:
SPECTRUM SIGNAL PROCESSING INC.                 NAME: NAME: DAN SIMARD
200-2700 PRODUCTION WAY                         TELEPHONE: (604) 421-5422
BURNABY, BRITISH COLUMBIA                       FAX: (604) 421-1764
V5A 4X1

PROJECT LOCATION: BURNABY, BRITISH COLUMBIA     PROJECT TYPE: PRE-COMPETITIVE
                                                DEVELOPMENT

INDUSTRIAL SECTOR: DEFENCE ELECTRONICS          PROJECT PURPOSE: SOFTWARE
                                                DEFINED RADIO FOR DEFENCE
                                                PURPOSES

AUTHORIZED ASSISTANCE:  $8,299,616

PROJECT DESCRIPTION AND ANTICIPATED RESULTS: TO COME

SPECTRUM WILL USE TPC'S INVESTMENT TO BROADEN ITS EXISTING SOFTWARE RECONFIGURABLE PROCESSING PLATFORM PORTFOLIO. SPECTRUM'S SOFTWARE RECONFIGURABLE PLATFORMS ENABLE SOFTWARE DEFINED RADIOS (SDRS). SDRS ARC SOFTWARE-RECONFIGURABLE, WHICH MEANS THAT THEY CAN CHANGE MODE OF OPERATION AND BE UPGRADED VIA SOFTWARE WITHOUT ANY HARDWARE CHANGES. THIS FLEXIBILITY PERMITS SDRS TO BE REPROGRAMMED 'ON THE FLY' TO INTEROPERATE WITH OTHER RADIOS. SPECTRUM'S PRIMARY TARGET MARKETS FOR SDR ARE MILITARY COMMUNICATIONS, SIGNALS INTELLIGENCE AND RADAR AND SONAR.

SDR IS THE TERM USED TO DESCRIBE A RADIO THAT PROVIDES SOFTWARE CONTROL OF A VARIETY OF MODULATION TECHNIQUES AND WAVEFORM REQUIREMENTS, OF CURRENT AND EVOLVING STANDARDS, OVER A BROAD FREQUENCY RANGE. THIS TECHNOLOGY USES A COMMON HARDWARE PLATFORM TO ACCOMMODATE DIFFERENT COMMUNICATIONS STANDARDS AND TECHNOLOGIES, VIA SOFTWARE MODULES AND FIRMWARE. SPECTRUM'S SDR RESEARCH AND DEVELOPMENT IS AT THE FOREFRONT OF EFFORTS TO IMPROVE CANADIAN AND WORLDWIDE MILITARY COMMUNICATIONS INTEROPERABILITY.

SPECTRUM'S CURRENT SOFTWARE RECONFIGURABLE PROCESSING PLATFORM, THE SDR-3000, HAS BEEN ADOPTED AS ONE OF THE PLATFORMS USED BY JOINT TACTICAL RADIO SYSTEM TECHNOLOGY LABORATORY (JTEL) TO SUPPORT THE TEST AND ACCEPTANCE OF PROGRAM DELIVERABLES. THE JOINT TACTICAL RADIO SYSTEM (JTRS) IS A MULTI BILLION DOLLAR US PROGRAM THAT WILL PROVIDE A FAMILY OF SOFTWARE PROGRAMMABLE RADIOS, TO ENSURE INTEROPERABILITY AND PORTABILITY ACROSS DISPARATE RADIO NETWORKS. JOINT TACTICAL RADIOS WILL BE MULTI-MODE AND MULTI-BAND ALLOWING ONE RADIO TO COMMUNICATE WITH ALL OTHER RADIOS. JTRS WILL CARRY INFORMATION IN REAL-TIME TO THE WARFIGHTER IN THE FIELD, WHETHER IT BE GROUND-BASED, SHIPBORNE, OR AIRBORNE. ONCE IMPLEMENTED, JTRS WILL ENABLE THE INFORMATION SUPERIORITY NECESSARY FOR EFFICIENT MILITARY ENGAGEMENTS. OTHER COUNTRIES WORLDWIDE HAVE THEIR OWN MILITARY SDR PROGRAMS THAT ARE EXPECTED TO INTEROPERATE WITH JTRS RADIOS.

SPECTRUM SIGNAL PROCESSING DESIGNS, DEVELOPS, AND MARKETS HIGH PERFORMANCE SIGNAL PROCESSING AND PACKET VOICE PROCESSING PLATFORMS FOR USE IN DEFENCE AND COMMUNICATIONS INFRASTRUCTURE EQUIPMENT. SPECTRUM'S OPTIMIZED HARDWARE, SOFTWARE AND CHIP TECHNOLOGY WORK TOGETHER TO COLLECT, COMPRESS AND CONVERT VOICE AND DATA SIGNALS. LEVERAGING ITS 17 YEARS OF DESIGN EXPERTISE, SPECTRUM PROVIDES ITS CUSTOMERS WITH FASTER TIME TO MARKET AND LOWER COSTS BY DELIVERING HIGHLY FLEXIBLE, RELIABLE AND HIGH- DENSITY SOLUTIONS. SPECTRUM SUBSYSTEMS ARE TARGETED FOR USE IN GOVERNMENT INTELLIGENCE, SURVEILLANCE AND COMMUNICATIONS SYSTEMS, SATELLITE HUBS, CELLULAR BASE STATIONS, MEDIA GATEWAYS AND NEXT-GENERATION VOICE AND DATA SWITCHES. MORE INFORMATION ON SPECTRUM AND ITS FLEXCOMM(TM) AND AXS(TM) PRODUCT LINES IS AVAILABLE AT WWW.SPECTRUMSIGNAL.COM.